UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2009

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

7.01

Regulation FD Disclosure

On May 15, 2009, Inland Real Estate Corporation (the “Company”) completed an underwritten public offering of 17,134,700 shares of its common stock, par value $0.01 per share.  The shares were issued and sold by the Company at a public offering price of $6.50 per share.  The number of shares issued and sold includes 1,134,700 shares issued and sold pursuant to the exercise of the over-allotment option by the underwriters.

The Company hereby updates its guidance for funds from operations (“FFO”) per share based solely on the inclusion of the shares issued in connection with the closing of the Company’s public offering of common stock on May 15, including the shares issued and sold pursuant to the exercise of the over-allotment option.  Based on the Company’s current view of existing market conditions, the terms and size of the offering, and certain current assumptions and estimates, the Company's updated guidance for FFO per share is $1.05 to $1.18, which is $0.15 to $0.17 lower than guidance previously issued in its press release dated May 6, 2009, furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on May 6, 2009.

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”) has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a real estate investment trust (“REIT”) such as the Company.  The Company considers FFO a widely accepted and appropriate measure of performance for a REIT and has adopted the NAREIT definition for computing FFO.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.    The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, the Company’s presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including the Company’s ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating the Company’s operating performance.

The following is a reconciliation of the Company’s guidance range for 2009 of FFO per share to earnings per share, taking into account the issuance of 17,134,700 shares on Friday, May 15:

Guidance Range for 2009
	Low	High
Earnings per share	$0.43	$0.56
Gain (loss) on sale of investment properties	$(0.03)	$(0.03)
Equity in depreciation of unconsolidated joint ventures	$0.14	$0.14
Depreciation and amortization, net	$0.51	$0.51
FFO per share	$1.05	$1.18

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

This item contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

 Item 8.01.  Other Events.

On May 18, 2009, Inland Real Estate Corporation (the "Company") issued a press release announcing that the Company paid a cash distribution of $0.08167 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on April 30, 2009.  In addition, the Company announced that it has declared a cash distribution of $0.0475 per share on the outstanding shares of its common stock, payable on June 17, 2009 to common stockholders of record at the close of business on June 1, 2009.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	Exhibit No.	Description

	99.1	Press release of Inland Real Estate Corporation, dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:  May 18, 2009

EXHIBIT INDEX

Exhibit No.

Description

1.1

Press release of Inland Real Estate Corporation, dated May 18, 2009